UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2005

FOOTHILL INDEPENDENT BANCORP

(Exact name of registrant as specified in its charter)

DELAWARE	0-11337	95-3815805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 S. Grand Avenue, Glendora, CA	91741
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 963-8551

NOT APPLICABLE

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(C) under the Exchange Act (17 CFR 240.13e-4(C))

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2005, the Compensation Committee of the Board of Directors of Foothill Independent Bancorp (the “Company”) adopted a 2005 Management Performance Compensation Plan for the executive officers and other management employees of the Company or its subsidiaries (the “2005 Performance Plan”) for the fiscal year ending December 31, 2005 (“Fiscal 2005”). Plan participants will have the opportunity to earn incentive compensation awards based on the Company’s financial performance in Fiscal 2005. Set forth below is a summary description of the principal terms of the 2005 Performance Plan.

(1) Participants. The executive officers eligible to participate and to earn incentive compensation under the 2005 Performance Plan are: George E. Langley, President and Chief Executive Officer; Casey J. Cecela, Executive Vice President and Chief Credit Officer; and Carol Ann Graf, Senior Vice President and Chief Financial Officer (collectively, the “Participating Officers”). In addition, other management employees are eligible to participate in the 2005 Performance Plan. That Plan also provides for non-management employees of the Company or its subsidiaries to earn incentive compensation, based primarily on the quarterly performance of the their respective business units (principally, the Company’s branch banking offices).

(2) Performance Targets.

The 2005 Performance Plan establishes five measures or categories of Company financial performance for Fiscal 2005, each of which has been weighted based on its anticipated impact on the Company’s ability to achieve a Fiscal 2005 consolidated net earnings goal established by the Company’s Board of Directors. Those financial categories are (i) loan volume; (ii) demand deposit volume; (iii) interest-bearing deposit volumes (net of time certificates of deposits); (iv) consolidated operating profits; and (v) the ratio of loan charge-offs-to-total loans.

Baseline Performance Targets. For each of those five Company performance measures, the Compensation Committee has established a performance target that the Company must exceed (a “Baseline Performance Target”) before the executive officers can earn any incentive compensation award under the 2005 Performance Plan based on that performance measure.

Extraordinary Performance Targets. The Committee has established, for each of the five performance measures, a performance target that, if achieved by the Company, would in the Committee’s view constitute extraordinary financial performance in fiscal 2005 (each, an “Extraordinary Performance Target”) and that, if achieved, will enable each of the Company’s executive officers to earn up to a “Maximum Incentive Compensation Award” for Fiscal 2005 that has been established by the Committee.

Intermediate Performance Targets. The Committee has established, for each of the five performance measures, performance targets falling between the Baseline Performance Target and the Extraordinary Performance Target (“Intermediate Performance Targets”) that, if achieved by the Company, will entitle each of the Company’s executive officers to earn an incentive compensation award under the Plan, the amount of which will depend on the Intermediate Performance Target that the Company achieves for Fiscal 2005.

The foregoing summary is qualified in its entirety by reference to the 2005 Performance Plan, a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following Exhibit is filed as part of this Report:

Exhibit 99.1:        Foothill Independent Bancorp 2005 Performance Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOTHILL INDEPENDENT BANCORP

Date: February 25, 2004	By	/s/ CAROL ANN GRAF
Carol Ann Graf
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Foothill Independent Bancorp 2005 Performance Compensation Plan.